Exhibit 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our reports, each dated February 15, 2012, relating to the financial statements and financial highlights of MFS Growth Series, MFS Research Series, MFS Mid Cap Growth Series, MFS New Discovery Series, MFS Research Bond Series and MFS Value Series (each, an “Acquiring Fund”) for the year ended December 31, 2011, appearing in the Annual Reports on Form N-CSR of MFS Variable Insurance Trust (“MFS VIT”) and to the incorporation by reference of our report dated February 15, 2012, relating to the financial statements and financial highlights of MFS High Yield Portfolio (an “Acquiring Fund” and, together with each other Acquiring Fund, the “Acquiring Funds”) for the year ended December 31, 2011, appearing in the Annual Report on Form N-CSR of MFS Variable Insurance Trust II (“MFS VIT II”), in the Joint Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of MFS VIT I and MFS VIT II (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 24, 2012, relating to the financial statements and financial highlights of SC WMC Large Cap Growth Fund, SC Davis Venture Value Fund, SC WMC Blue Chip Mid Cap Fund, SC Invesco Small Cap Growth Fund, Sun Capital Investment Grade Bond Fund, SC PIMCO Total Return Fund, SC Lord Abbett Growth & Income Fund and SC PIMCO High Yield Bond Fund (collectively, the “Acquired Funds”) for the year ended December 31, 2011, appearing in the Annual Report on Form N-CSR of Sun Capital Advisors Trust (“Sun Capital Trust”), in the Joint Prospectus/Proxy Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the incorporation by reference of our reports, each dated February 15, 2012, relating to the financial statements and financial highlights of the Acquiring Funds for the year ended December 31, 2011, in the Acquiring Funds’ prospectuses, each dated April 29, 2012, MFS VIT’s Statement of Additional Information dated April 29, 2012 and MFS VIT II’s Statement of Additional Information dated April 29, 2012, all of which in turn are incorporated by reference in the Registration Statement.

We also consent to the incorporation by reference of our report dated February 24, 2012, relating to the financial statements and financial highlights of the Acquired Funds for the year ended December 31, 2011, in the Acquired Fund’s prospectuses, each dated May 1, 2012, and Sun Capital Trust’s Statement of Additional Information dated May 1, 2012, all of which in turn are incorporated by reference in the Registration Statement.

We also consent to the references to us under the headings “Information About the Reorganizations – Financial Statements”, “Form of Agreement and Plan of Reorganization – Representation and Warranties” (section 4, paragraphs 4.1(f)(X) and 4.2(g)(A)) and “Financial Highlights” in the Joint Prospectus/Proxy Statement, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

August 27, 2012